EXHIBIT (n)(2)


                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                   Multiple Class Plan Pursuant to Rule 18f-3

                              Adopted June 14, 1995
                         (as amended February 21, 2002)
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                                  I. PREAMBLE.
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         Each of the funds listed below (each a "Fund," and collectively the
"Funds"), each a portfolio of First American Investment Funds, Inc. (the "Company"), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of shares in each Fund:

   Equity Index Fund                       Mid Cap Index Fund
   Small Cap Index Fund                    Emerging Markets Fund
   International Fund                      Health Sciences Fund
   Real Estate Securities Fund             Science & Technology Fund
   Technology Fund                         Micro Cap Fund
   Small Cap Growth Fund                   Small Cap Value Fund
   Small Cap Core Fund                     Mid Cap Growth Fund
   Mid Cap Value Fund                      Mid Cap Core Fund
   Capital Growth Fund                     Large Cap Growth Fund
   Relative Value Fund                     Large Cap Value
   Large Cap Core Fund                     Growth & Income Fund
   Balanced Fund                           Equity Income Fund
   Bond IMMDEX Fund                        U.S. Government Securities Fund
   Strategic Income Fund                   Corporate Bond Fund
   Fixed Income Fund                       High Yield Fund
   Intermediate Term Bond Fund             Short Term Bond Fund
   Tax Free Fund                           Arizona Tax Free Fund
   California Tax Free Fund                Colorado Tax Free Fund
   Minnesota Tax Free Fund                 Nebraska Tax Free Fund
   Missouri Tax Free Bond Fund             California Intermediate Tax Free Fund
   Colorado Intermediate Tax Free Fund     Intermediate Tax Free Fund
   Minnesota Intermediate Tax Free Fund    Oregon Intermediate Tax Free Fund
   Ohio Tax Free Fund

This Plan sets forth the differences among classes of shares of the Funds, including distribution arrangements, shareholder services, expense allocations, conversion and exchange options, and voting rights.

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                        II. ATTRIBUTES OF SHARE CLASSES.
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         The attributes of each existing class of the existing Funds (i.e. the
Class A [Retail A], Class B [Retail B], Class C [Level Load], Class S [Shareholder Service] and Class Y [Institutional]), with respect to distribution arrangements, shareholder services, transfer agency services, and conversion and exchange options shall be as set forth in the following materials:


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A. Retail Classes Prospectuses of the respective Funds in the forms most recently filed with the Securities and Exchange Commission (the "SEC") prior to the date of this Plan as amended (with respect to the Class A, Class B and Class C shares of each Fund).

B. Class S Prospectus of the respective Funds in the forms most recently filed with the Securities and Exchange Commission (the "SEC") prior to the date of this Plan as amended (with respect to the Class S shares of each Fund).

C. Institutional Class Prospectus of the respective Funds in the forms most recently filed with the Securities and Exchange Commission (the "SEC") prior to the date of this Plan as amended (with respect to the Class Y shares of each Fund).

D. Statements of Additional Information of the respective Funds in the forms most recently filed with the SEC prior to the date of this Plan as amended (with respect to each Fund).

E. Class A Plan of Distribution in the form approved by the Board of Directors on June 1, 2001 (with respect to the Class A shares of each Fund).

F. Class B Plan of Distribution in the form approved by the Board of Directors on June 1, 2001 (with respect to the Class B shares of each Fund).

G. Class B Service Plan in the form approved by the Board of Directors on June 1, 2001 (with respect to the Class B shares of each Fund).

H. Class C Plan of Distribution in the form approved by the Board of Directors on June 1, 2001 (with respect to the Class C shares of each Fund).

I. Class C Service Plan in the form approved by the Board of Directors on June 1, 2001 (with respect to the Class C shares of each Fund).

J. Class S Service Plan in the form approved by the Board of Directors on June 1, 2001 (with respect to the Class S shares of each Fund).

K. Co-Administration Agreement in the form approved by the Board of Directors on June 1, 2001 (with respect to each class of shares of each Fund).

Expenses of such existing classes of the Funds shall continue to be allocated in the manner set forth in III below. Each such existing class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

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                            III. EXPENSE ALLOCATIONS.
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         Expenses of the existing classes of the existing Funds shall be allocated as follows:

A. Distribution fees and service fees relating to the respective classes of shares, as set forth in the materials referred to in II above, shall be borne exclusively by the classes of shares to which they relate.

B. Except as set forth in A above, expenses of the Funds shall be borne at the Fund level and shall not be allocated on a class basis.

         Unless and until this Plan is amended to provide otherwise, the methodology and procedures for allocating income, realized gains and losses, unrealized appreciation and depreciation, and Fundwide Expenses shall be based on the net assets of each class in relation to the net assets of the company ("relative net assets") as set forth in Rule 18f-3(c)(1)(i).


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         The foregoing allocations shall in all cases be made in a manner consistent with Revenue Procedure 96-47 (Internal Revenue Code, Section 562) of the Internal Revenue Service.

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                     IV. AMENDMENT OF PLAN; PERIODIC REVIEW.
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A. New Funds and New Classes. With respect to any new portfolio of the Company created after the date of this Plan and any new class of shares of the existing Funds created after the date of this Plan, the Board of Directors of the Company shall approve amendments to this Plan setting forth the attributes of the classes of shares of such new portfolio or of such new class of shares.

B. Material Amendments and Periodic Reviews. The Board of Directors of the Company, including a majority of the independent directors, shall periodically review this Plan for its continued appropriateness and shall approve any material amendment of this Plan as it relates to any class of any Fund covered by this Plan.


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